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                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 53 (File No. 2-73948) under the Securities Act of 1933 and Post Effective Amendment No. 54 (File No. 811-3258) under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of the Investment Dimensions Group Inc. (the "Fund") of our reports for the VA Small Value Portfolio, VA Large Value Portfolio, VA International Value Portfolio, VA International Small Portfolio, VA Short-Term Fixed Portfolio, and VA Global Bond Portfolio, RWB/DFA International High Book To Market Portfolio, collectively, the Portfolios, dated January 15, 1999 on our audits of the financial statements and financial highlights of The Portfolios of the DFA Investment Dimensions Group, Inc., as of November 30, 1998 and for the respective periods then ended, which reports are included in the Annual Reports to Shareholders.

We also consent to the reference to our firm under the captions "Other Information" and "Financial Statements" in the Statement of Additional Information.



PricewaterhouseCoopers, LLP
2400 Eleven Penn Center
Philadelphia, Pennsylvania


March 30, 1999